10.	Agreement for Cancellation of Shares dated April 17, 2009

Agreement

To:	Current and past members of the Board of Directors, Officers, and Consultants of Freestone Resources, Inc.

From:	Mike Doran: Chairman and CEO of Freestone Resources, Inc.

Date:	April 17, 2009

Re:	The cancelation of all shares from the aforementioned parties, and the return of this stock to Freestone Resources, Inc.

RECOMMENDED ACTION:
 I, Mike Doran, recommend that the remainder of any and all stock issued to Clayton Carter, Mike Doran, Jimmy Carter, Tom Bonner, Lloyd Lane including any entities of which the parties have control over and were issued stock as described in the 8-K dated November 1, 2007, should be canceled and returned to corporate treasury.  The Memorandum dated October 10, 2008 states that each of the aforementioned parties will cancel three million (3,000,000) shares of restricted stock.  The purpose of this current memorandum is to recommend the action of canceling the remainder of the stock that was issued.

Whereas, Tom Bonner agrees to cancel the certificate dated June 23, 2008.
Whereas, Lloyd Lane agrees to cancel the certificate dated June 23, 2008.
Whereas, Jimmy Carter agrees to cancel certificates dated June 23, 2008.
Whereas, Clayton Carter agrees to cancel the certificate dated June 23, 2008.
Whereas, Mike Doran agrees to cancel the certificate dated June 23, 2008.

These include but are not limited to numbers: 4098, 4099, 4100, 4101, and 4103

        In addition Jimmy Carter agrees to cancel all restricted and free trading stock which was issued to him and any and all of his corporations by the company.  If these corporations are not wholly owned by Jimmy Carter he will get the needed signatures and corporate resolutions needed in order to cancel this stock.  Jimmy Carter also agrees to cancel any stock obtained via any and all lawsuits.

The company will also contact Rocky Web and Coy Turner in order to correct any past stock issuances that never occurred.

By signing below you agree to the “recommended action” stated above and will allow Freestone Resources, Inc. to take the proper steps in order to complete the cancelation of the aforementioned shares.  Corporate Resolutions will be drafted in order to complete these actions.

By: /s/ Mike Doran	By: /s/ Tom Bonner
Freestone Resources, Inc.	Tom Bonner
Mike Doran, Chief Executive Officer

By: /s/ Clayton Carter
Freestone Resources, Inc.	By:/s/ Lloyd Lane
Clayton Carter, President	Lloyd Lane

/s/ Jimmy Carter
Capital Financial Consultants
Jimmy Carter, Member